Exhibit 10.1
OMNIBUS AMENDMENT AND WAIVER
     This Omnibus Amendment and Waiver (this “Amendment”), dated as of May 23, 2006, by and between Standard Management Corporation, an Indiana corporation (the “Company”) and Laurus Master Fund, Ltd., a Cayman Islands company (the “Purchaser”), amends that certain (i) Securities Purchase Agreement, dated as of March 21, 2005 (the “Initial Closing Date”), by and between the Company and the Purchaser (as amended, modified or supplemented, the “Securities Purchase Agreement”); (ii) that certain Secured Convertible Term Note, issued as of March 21, 2005 by the Company in favor of Purchaser in the initial face amount of $4,750,000 (as amended, modified or supplemented, the “Term Note”); (iii) that certain Common Stock Purchase Warrant, issued as of March 21, 2005 by the Company in favor of Purchaser (as amended, modified or supplemented, the “Warrant”); and (v) that certain Mortgage, Assignment of Rents and Leases and Fixture Filing dated as of the date hereof made by the Company in favor of the Purchaser (as amended, modified or supplemented from time to time, the “Mortgage” and, together with the Securities Purchase Agreement, the Term Note, Warrant and the other Related Agreements referred to in the Securities Purchase Agreement, the “Transaction Documents”). Capitalized terms used but not defined herein shall have the meanings given them in the Securities Purchase Agreement.
     WHEREAS, the Company wishes to sell certain of its owned real property and apply the proceeds of such sale in repayment of certain of its obligations owing to Purchaser; and
     WHEREAS, the Company and Purchaser have agreed to make certain changes to the Transaction Documents as set forth herein.
     NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     WAIVERS
     1. Purchaser hereby consents to the sale by the Company of the unimproved real estate located to the south of the building located at 10689 North Pennsylvania Street, Indianapolis, Indiana consisting of approximately 4.52 acres (the “Real Estate”), which Real Estate constitutes a portion of the real property which is the subject of the Mortgage (the “Land Sale”); provided that (i) the net proceeds of the Land Sale (the “Net Proceeds”) shall be no less than $1,082,535.63, (ii) 100% of the Net Proceeds shall be applied by the Company in repayment of outstanding principal under the Term Loan (the “Prepayment”); provided further that the prepayment premium described in Section 2.3 of the Term Note otherwise applicable to all prepayments of principal under the Term Note shall be waived with respect to the Prepayment only. Upon the Prepayment under the Term Loan, the Company shall be deemed to have satisfied its obligations to make payments of the principal portion of the Monthly Amounts due under the Term Note on the first business day of each month from June 2006 through November 2006, inclusive, and a portion of the principal portion of the Monthly Amount due December 1, 2006 equal to $132,535.65.

     AMENDMENTS
     2. Effective as of the Amendment Effective Date, the Term Note is hereby amended and restated in the form attached hereto as Exhibit A (the “Amended and Restated Term Note”). For the avoidance of doubt, the amendment and restatement of the Term Note as set forth in this Section 2 shall be in substitution for and not in satisfaction of the Term Note.
     3. Effective as of the Amendment Effective Date, the Warrant is hereby amended and restated in the form attached hereto as Exhibit B (the “Amended and Restated Warrant”).
     MISCELLANEOUS
     4. The Company hereby agrees to, promptly after the Amendment Effective Time, to file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) relating to the Amended and Restated Term Note and Amended and Restated Warrant, disclosing the amendments to the Term Note and the change made to the Exercise Price of the Amended and Restated Warrant from that in effect immediately prior to the effectiveness of this Amendment.
     5. Each amendment and waiver set forth herein shall be effective as of the date first above written (the “Amendment Effective Date”) on the date when (i) the Company shall have executed and delivered to Purchase each of the Amended and Restated Term Note and Amended and Restated Warrant, and (ii) the Company and Purchaser shall have executed and the Company shall have delivered to Purchaser its respective counterpart to this Amendment and (iii) the Company shall have executed and delivered to Purchaser an amendment to the Mortgage in form and substance satisfactory to Purchaser (the “Mortgage Amendment”), and the Mortgage Amendment shall have been duly filed and accepted for filing by the Recorder of Marion County, Indiana.
     6. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Transaction Documents, and all of the other forms, terms and provisions of the Transaction Documents remain in full force and effect.
     7. The Company hereby represents and warrants to Purchaser that (i) no Event of Default exists on the date hereof, (ii) on the date hereof, except as reflected on the updated schedules to the Securities Purchase Agreement attached hereto, and except as set forth in the Company’s filings with the SEC, all representations and warranties made by the Company in connection with the Transaction Documents are true, correct and complete and (iii) on the date hereof, all of the Company’s covenant requirements have been met.
     8. From and after the Amendment Effective Date, all references in the Transaction Documents shall be deemed to be references to the Transaction Documents as modified hereby.
     9. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND

GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.
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IN WITNESS WHEREOF, the Company and Purchaser have caused this Amendment to the Transaction Documents to be signed in its name effective as of this 23 day of May 2006.

STANDARD MANAGEMENT CORPORATION
By:	/s/ Michael B. Berry
	Name:	Michael B. Berry
	Title:	Senior Vice President, Treasurer and Corporate Development Officer

LAURUS MASTER FUND, LTD
By:	/s/ Eugene Grin
	Name:	Eugene Grin
	Title:	Director

EXHIBIT A
Form of Amended and Restated Term Note

EXHIBIT B
Form of Amended and Restated Warrant

EXHIBIT C
Form of Mortgage Amendment